Exhibit 99.1

Flotek Industries 10603 W. Sam Houston Pkwy N., Suite 300 Houston, TX 77064 Ph: 713-849-9911 www.flotekind.com

FLOTEK INDUSTRIES PROVIDES FOURTH QUARTER AND OPERATIONAL UPDATE

HOUSTON – January 16, 2018: Flotek Industries, Inc. (NYSE: FTK) provided an update on the Company’s cost reduction program and guidance of profitability regarding its results for the three months-ended December 31, 2017.

Selling, General and Administrative (“G&A”) costs, excluding non-cash compensation expenses, are expected to be near the low end of the $15 million—$16 million guidance range provided on last quarter’s conference call. Flotek expects its revenues in its Energy Chemistry Technologies segment to be in the $54 million—$56 million range and in its Consumer and Industrial Chemistry Technologies segment to be in the $17 million—$18 million range.

John Chisholm, Flotek’s Chairman, President and Chief Executive Officer commented, “I am pleased with the progress Flotek has made, and continues to make, towards reducing our cost structure. This initiative has resulted in decreased contract labor expenses, salary and benefits expenses and discretionary expenses-per-employee. While our progress is measurable, we will continue to identify further areas of cost controls in the coming months and maximize the efficiency and fixed cost-leverage of our organization. We believe our strategic initiatives will improve our profitable growth for our shareholders as we enter 2018.”

“While we are still in the process of finalizing and reviewing our fourth quarter financials, we expect to generate positive operating income, excluding any potential one-time charges, in the quarter. Additionally, we do anticipate a tax consequence in our deferred tax asset as a result of the recent changes to the U.S. corporate tax rate to 21 percent. We would like to thank our shareholders for remaining patient during the Company’s re-organization which occurred during 2017 with the divestitures of our Drilling and Production Technology segments, as well as thank our employees for their efforts which will continue into 2018. We look forward to providing our shareholders with an update on our initiatives and new product introductions for 2018 on our upcoming earnings release and conference call.”

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual

Exhibit 99.1

results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

IR Inquiries, contact:

/s/ Matthew Marietta
Matthew Marietta Senior Vice President

Corporate Development, Investor Relations Flotek Industries

E: MMarietta@flotekind.com

P: (713) 726-5348

Media Inquiries, contact:

/s/ Danielle Allen
Danielle Allen
Senior Vice President

Global Communications & Technology Commercialization

E: DAllen@flotekind.com

P: (713) 726-5322

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